EXHIBIT 4.1








                     HEALTHSOUTH Rehabilitation Corporation

                                       TO

                 NationsBank of Georgia, National Association,

                                    Trustee





                                   Indenture

                            Dated as of March 24, 1994




                                  $287,500,000




                    9.5 % Senior Subordinated Notes due 2001

         Certain Sections of this Indenture relating to
                 Sections 310 through 318 of the
                          Trust Indenture Act of 1939:


Trust Indenture                                 Indenture
  Act Section                                    Section

Section 310(a)(1)     . . . . . . . . . . . . . . .    609
           (a)(2)     . . . . . . . . . . . . . . .    609
           (a)(3)     . . . . . . . . . . . . . . .    Not Applicable
           (a)(4)     . . . . . . . . . . . . . . .    Not Applicable
           (a)(5)     . . . . . . . . . . . . . . .    609
           (b)        . . . . . . . . . . . . . . .    608; 610
           (c)        . . . . . . . . . . . . . . .    Not Applicable
Section 311(a)        . . . . . . . . . . . . . . .    613
           (b)        . . . . . . . . . . . . . . .    613
           (c)        . . . . . . . . . . . . . . .    Not Applicable
Section 312(a)        . . . . . . . . . . . . . . .    701; 702(a)
           (b)        . . . . . . . . . . . . . . .    702(b)
           (c)        . . . . . . . . . . . . . . .    702(c)
Section 313(a)        . . . . . . . . . . . . . . .    703(a)
           (b)        . . . . . . . . . . . . . . .    703(a)
           (c)        . . . . . . . . . . . . . . .    703(a)
           (d)        . . . . . . . . . . . . . . .    703(b)
        314(a)        . . . . . . . . . . . . . . .    704
           (a)(4)     . . . . . . . . . . . . . . .    101; 1004
           (b)        . . . . . . . . . . . . . . .    Not Applicable
           (c)(1)     . . . . . . . . . . . . . . .    102
           (c)(2)     . . . . . . . . . . . . . . .    102
           (c)(3)     . . . . . . . . . . . . . . .    Not Applicable
           (d)        . . . . . . . . . . . . . . .    Not Applicable
           (e)        . . . . . . . . . . . . . . .    102
Section 315(a)        . . . . . . . . . . . . . . .    601
           (b)        . . . . . . . . . . . . . . .    602
           (c)        . . . . . . . . . . . . . . .    601
           (d)        . . . . . . . . . . . . . . .    601
           (e)        . . . . . . . . . . . . . . .    514
Section 316(a) (last sentence). . . . . . . . . . .    101
           (a)(1)(A). . . . . . . . . . . . . . . .    502; 512
           (a)(1)(B). . . . . . . . . . . . . . . .    513
           (a)(2)     . . . . . . . . . . . . . . .    Not Applicable
           (b)        . . . . . . . . . . . . . . .    508
           (c)        . . . . . . . . . . . . . . .    104(c)
Section 317(a)(l)     . . . . . . . . . . . . . . .    505
           (a)(2)     . . . . . . . . . . . . . . .    504
           (b)        . . . . . . . . . . . . . . .    1003
Section 318(a)        . . . . . . . . . . . . . . .    107


- --------------------
     Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                            Page

Parties . . . . . . . . . . . . . . . . . . . . . . .          1
Recitals of the Company . . . . . . . . . . . . . . .          1


                                  ARTICLE ONE

                        Definitions and Other Provisions

                             of General Application

     SECTION 101.   Definitions . . . . . . . . . . . . . . .  1

          "Accounts Receivable" . . . . . . . . . . . . . . .  2
          "Acquired Indebtedness" . . . . . . . . . . . . . .  2
          "Act" . . . . . . . . . . . . . . . . . . . . . . .  2
          "Affiliate" . . . . . . . . . . . . . . . . . . . .  2
          "Asset Sale". . . . . . . . . . . . . . . . . . . .  2
          "Attributable Indebtedness" . . . . . . . . . . . .  3
          "Authenticating Agent". . . . . . . . . . . . . . .  3
          "Bank Debt" . . . . . . . . . . . . . . . . . . . .  3
          "Board of Directors". . . . . . . . . . . . . . . .  3
          "Board Resolution". . . . . . . . . . . . . . . . .  3
          "Business Day". . . . . . . . . . . . . . . . . . .  4
          "Capital Stock" . . . . . . . . . . . . . . . . . .  4
          "Capitalized Lease Obligations" . . . . . . . . . .  4
          "Change of Control" . . . . . . . . . . . . . . . .  4
          "Commission". . . . . . . . . . . . . . . . . . . .  4
          "Common Equity" . . . . . . . . . . . . . . . . . .  4
          "Company" . . . . . . . . . . . . . . . . . . . . .  4
          "Company Request" or "Company Order". . . . . . . .  4
          "Consolidated Amortization Expense" . . . . . . . .  4
          "Consolidated Depreciation Expense" . . . . . . . .  5
          "Consolidated EBITDA" . . . . . . . . . . . . . . .  5
          "Consolidated Income Tax Expense" . . . . . . . . .  5
          "Consolidated Interest Expense" . . . . . . . . . .  5
          "Consolidated Net Income" . . . . . . . . . . . . .  5
          "Consolidated Net Worth". . . . . . . . . . . . . .  6
          "Consolidated Tangible Assets". . . . . . . . . . .  7
          "Convertible Debentures". . . . . . . . . . . . . .  7
          "Corporate Trust Office". . . . . . . . . . . . . .  7
          "Corporation" . . . . . . . . . . . . . . . . . . .  7
          "Credit Agreements" . . . . . . . . . . . . . . . .  7
          "Default" . . . . . . . . . . . . . . . . . . . . .  7
          "Defaulted Interest". . . . . . . . . . . . . . . .  7
          "Designated Senior Indebtedness". . . . . . . . . .  7
          "Disqualified Stock". . . . . . . . . . . . . . . .  8
          "EBITDA Coverage Ratio" . . . . . . . . . . . . . .  8
          "Eligible Accounts Receivable". . . . . . . . . . .  8
          "Eligible Investments". . . . . . . . . . . . . . .  8
          "Exchange Act". . . . . . . . . . . . . . . . . . .  9
          "Existing Indebtedness" . . . . . . . . . . . . . .  9
          "Event of Default". . . . . . . . . . . . . . . . .  9
          "GAAP". . . . . . . . . . . . . . . . . . . . . . .  9
          "Hedging Obligations" . . . . . . . . . . . . . . .  9
          "Holder". . . . . . . . . . . . . . . . . . . . . .  9
          "Indebtedness". . . . . . . . . . . . . . . . . . .  9
          "Interest Expense". . . . . . . . . . . . . . . . . 10
          "Inventory" . . . . . . . . . . . . . . . . . . . . 10
          "Indenture" . . . . . . . . . . . . . . . . . . . . 10
          "Interest Payment Date" . . . . . . . . . . . . . . 10
          "Investments" . . . . . . . . . . . . . . . . . . . 11
          "Lien". . . . . . . . . . . . . . . . . . . . . . . 11
          "Maturity". . . . . . . . . . . . . . . . . . . . . 11
          "Net Proceeds". . . . . . . . . . . . . . . . . . . 11
          "Officers' Certificate" . . . . . . . . . . . . . . 12
          "Opinion of Counsel". . . . . . . . . . . . . . . . 12
          "Outstanding" . . . . . . . . . . . . . . . . . . . 12
          "Paying Agent". . . . . . . . . . . . . . . . . . . 13
          "Permitted Liens" . . . . . . . . . . . . . . . . . 13
          "Person". . . . . . . . . . . . . . . . . . . . . . 14
          "PP&E". . . . . . . . . . . . . . . . . . . . . . . 14
          "Predecessor Security". . . . . . . . . . . . . . . 14
          "Preferred Stock" . . . . . . . . . . . . . . . . . 14
          "Proceeding". . . . . . . . . . . . . . . . . . . . 14
          "Refinancing Indebtedness". . . . . . . . . . . . . 14
          "Redemption Date" . . . . . . . . . . . . . . . . . 15
          "Redemption Price". . . . . . . . . . . . . . . . . 15
          "Regular Record Date" . . . . . . . . . . . . . . . 15
          "Repurchase Date" . . . . . . . . . . . . . . . . . 15
          "Repurchase Event". . . . . . . . . . . . . . . . . 15
          "Repurchase Price". . . . . . . . . . . . . . . . . 15
          "Responsible Officer" . . . . . . . . . . . . . . . 15
          "Restricted Payment". . . . . . . . . . . . . . . . 15
          "Sale and Leaseback Transaction". . . . . . . . . . 16
          "Securities Payment". . . . . . . . . . . . . . . . 16
          "Security Register" and "Security Registrar". . . . 16
          "Senior Indebtedness" . . . . . . . . . . . . . . . 16
          "Senior Subordinated Debt". . . . . . . . . . . . . 17
          "Significant Subsidiary". . . . . . . . . . . . . . 17
          "Special Record Date" . . . . . . . . . . . . . . . 17
          "Stated Maturity" . . . . . . . . . . . . . . . . . 17
          "Subordinated Obligations". . . . . . . . . . . . . 17
          "Subsidiary". . . . . . . . . . . . . . . . . . . . 17
          "Trading Day" . . . . . . . . . . . . . . . . . . . 18
          "Trustee" . . . . . . . . . . . . . . . . . . . . . 18
          "Trust Indenture Act" . . . . . . . . . . . . . . . 18
          "Vice President". . . . . . . . . . . . . . . . . . 18
          "Weighted Average Life to Maturity" . . . . . . . . 18
          "Wholly Owned Subsidiary" . . . . . . . . . . . . . 18

     SECTION 102.   Compliance Certificates and Opinions. . . 19

     SECTION 103.   Form of Documents Delivered to Trustee. . 19

     SECTION 104.   Acts of Holders; Record Dates . . . . . . 20

     SECTION 105.   Notices, Etc., to Trustee and Company . . 21

     SECTION 106.   Notice to Holders; Waiver . . . . . . . . 21

     SECTION 107.   Conflict with Trust Indenture Act . . . . 22

     SECTION 108.   Effect of Headings and Table of
                    Contents. . . . . . . . . . . . . . . . . 22

     SECTION 109.   Successors and Assigns. . . . . . . . . . 22

     SECTION 110.   Separability Clause . . . . . . . . . . . 23

     SECTION 111.   Benefits of Indenture . . . . . . . . . . 23

     SECTION 112.   Governing Law . . . . . . . . . . . . . . 23

     SECTION 113.   Legal Holidays. . . . . . . . . . . . . . 23

                                  ARTICLE TWO

                                 Security Forms

     SECTION 201.   Forms Generally . . . . . . . . . . . . . 23

     SECTION 202.   Form of Face of Security. . . . . . . . . 24

     SECTION 203.   Form of Reverse of Security . . . . . . . 25

     SECTION 204.   Form of Trustee's Certificate of
                    Authentication. . . . . . . . . . . . . . 29

                                 ARTICLE THREE

                                 The Securities

     SECTION 301.   Title and Terms . . . . . . . . . . . . . 29

     SECTION 302.   Denominations . . . . . . . . . . . . . . 30

     SECTION 303.   Execution, Authentication, Delivery and
                    Dating. . . . . . . . . . . . . . . . . . 30

     SECTION 304.   Temporary Securities. . . . . . . . . . . 31

     SECTION 305.   Registration, Registration of Transfer
                    and Exchange. . . . . . . . . . . . . . . 31

     SECTION 306.   Mutilated, Destroyed, Lost and Stolen
                    Securities. . . . . . . . . . . . . . . . 32

     SECTION 307.   Payment of Interest; Interest Rights
                    Preserved . . . . . . . . . . . . . . . . 33

     SECTION 308.   Persons Deemed Owners . . . . . . . . . . 35

     SECTION 309.   Cancellation. . . . . . . . . . . . . . . 35

     SECTION 310.   Computation of Interest . . . . . . . . . 35

                                  ARTICLE FOUR

                           Satisfaction and Discharge

     SECTION 401.   Satisfaction and Discharge of
                    Indenture . . . . . . . . . . . . . . . . 35

     SECTION 402.   Application of Trust Money. . . . . . . . 37

                                  ARTICLE FIVE

                                    Remedies

     SECTION 501.   Events of Default . . . . . . . . . . . . 37

     SECTION 502.   Acceleration of Maturity; Rescission
                    and Annulment.. . . . . . . . . . . . . . 40

     SECTION 503.   Collection of Indebtedness and Suits
                    for Enforcement by Trustee. . . . . . . . 41

     SECTION 504.   Trustee May File Proofs of Claim. . . . . 41

     SECTION 505.   Trustee May Enforce Claims Without
                    Possession of Securities. . . . . . . . . 42

     SECTION 506.   Application of Money Collected. . . . . . 42

     SECTION 507.   Limitation on Suits . . . . . . . . . . . 43

     SECTION 508.   Unconditional Right of Holders to
                         Receive Principal, Premium and
                  Interest. . . . . . . . . . . . . . . . . 44

     SECTION 509.   Restoration of Rights and Remedies. . . . 44

     SECTION 510.   Rights and Remedies Cumulative. . . . . . 44

     SECTION 511.   Delay or Omission Not Waiver. . . . . . . 44

     SECTION 512.   Control by Holders. . . . . . . . . . . . 45

     SECTION 513.   Waiver of Past Defaults . . . . . . . . . 45

     SECTION 514.   Undertaking for Costs . . . . . . . . . . 45

     SECTION 515.   Waiver of Stay or Extension Laws. . . . . 46

                                  ARTICLE SIX

                                  The Trustee

     SECTION 601.   Certain Duties and Responsibilities . . . 46

     SECTION 602.   Notice of Defaults. . . . . . . . . . . . 46

     SECTION 603.   Certain Rights of Trustee . . . . . . . . 47

     SECTION 604.   Not Responsible for Recitals or
                    Issuance of Securities. . . . . . . . . . 48

     SECTION 605.   May Hold Securities . . . . . . . . . . . 48

     SECTION 606.   Money Held in Trust . . . . . . . . . . . 48

     SECTION 607.   Compensation and Reimbursement. . . . . . 48

     SECTION 608.   Disqualification; Conflicting
                    Interests . . . . . . . . . . . . . . . . 50

     SECTION 609.   Corporate Trustee Required;
                    Eligibility . . . . . . . . . . . . . . . 50

     SECTION 610.   Resignation and Removal; Appointment of
                    Successor . . . . . . . . . . . . . . . . 50

     SECTION 611.   Acceptance of Appointment by Successor. . 52

     SECTION 612.   Merger, Conversion, Consolidation or
                    Succession to Business. . . . . . . . . . 52

     SECTION 613.   Preferential Collection of Claims
                    Against Company . . . . . . . . . . . . . 52

     SECTION 614.   Appointment of Authenticating Agent.. . . 53

                                 ARTICLE SEVEN

        Holders' Lists and Reports by Trustee and Company

     SECTION 701.   Company to Furnish Trustee Names and
                    Addresses of Holders. . . . . . . . . . . 54

     SECTION 702.   Preservation of Information;
                    Communications to Holders . . . . . . . . 55

     SECTION 703.   Reports by Trustee. . . . . . . . . . . . 55

     SECTION 704.   Reports by Company. . . . . . . . . . . . 55

                                 ARTICLE EIGHT

     Consolidation, Merger, Conveyance, Transfer or Lease

     SECTION 801.   Limitations on Mergers, Consolidations
                    and Asset Transfers . . . . . . . . . . . 56

     SECTION 802.   Successor Substituted . . . . . . . . . . 57

                                  ARTICLE NINE

                            Supplemental Indentures

     SECTION 901.   Supplemental Indentures Without Consent
                    of Holders. . . . . . . . . . . . . . . . 57

     SECTION 902.   Supplemental Indentures With Consent of
                    Holders . . . . . . . . . . . . . . . . . 58

     SECTION 903.   Execution of Supplemental Indentures. . . 59

     SECTION 904.   Effect of Supplemental Indentures . . . . 59

     SECTION 905.   Conformity with Trust Indenture Act . . . 59

     SECTION 906.   Reference in Securities to Supplemental
                    Indentures. . . . . . . . . . . . . . . . 59

                                  ARTICLE TEN

                                   Covenants

     SECTION 1001.  Payment of Principal, Premium and
                    Interest. . . . . . . . . . . . . . . . . 60

     SECTION 1002.  Maintenance of Office or Agency . . . . . 60

     SECTION 1003.  Money for Security to Be Held in Trust. . 61

     SECTION 1004.  Statement by Officers as to Default . . . 62

     SECTION 1005.  Existence . . . . . . . . . . . . . . . . 62

     SECTION 1006.  Maintenance of Properties . . . . . . . . 63

     SECTION 1007.  Payment of Taxes and Other Claims . . . . 63

     SECTION 1008.  Limitations on Additional Indebtedness. . 63

     SECTION 1009.  Limitations on Subsidiary Preferred
                    Stock . . . . . . . . . . . . . . . . . . 64

     SECTION 1010.  Limitations on Restricted Payments. . . . 64

     SECTION 1011.  Limitations on Investments and Loans. . . 65

     SECTION 1012.  Limitations on Restrictions on
                    Distributions from Subsidiaries . . . . . 66

     SECTION 1013.  Limitations on Certain Other
                    Subordinated Indebtedness . . . . . . . . 67

     SECTION 1014.  Limitations on Transactions with
                    Affiliates. . . . . . . . . . . . . . . . 67

     SECTION 1015.  Limitations on Liens. . . . . . . . . . . 68

     SECTION 1016.  Limitations on Asset Sales. . . . . . . . 68

                                 ARTICLE ELEVEN

                            Redemption of Securities

     SECTION 1101.  Right of Redemption . . . . . . . . . . . 69

     SECTION 1102.  Applicability of Article. . . . . . . . . 69

     SECTION 1103.  Election to Redeem; Notice to Trustee.. . 69

     SECTION 1104.  Selection by Trustee of Securities to
                    Be Redeemed . . . . . . . . . . . . . . . 69

     SECTION 1105.  Notice of Redemption. . . . . . . . . . . 70

     SECTION 1106.  Deposit of Redemption Price . . . . . . . 70

     SECTION 1107.  Securities Payable on Redemption Date . . 71

     SECTION 1108.  Securities Redeemed in Part . . . . . . . 71

                                 ARTICLE TWELVE

                          Subordination of Securities

     SECTION 1201.  Securities Subordinate to Senior
                    Indebtedness. . . . . . . . . . . . . . . 71

     SECTION 1202.  Payment Over of Proceeds Upon
                    Dissolution, Etc. . . . . . . . . . . . . 72

     SECTION 1203.  Prior Payment to Senior Indebtedness
                    Upon Acceleration of Securities . . . . . 73

     SECTION 1204.  No Payment in Certain Circumstances . . . 74

     SECTION 1205.  Payment Permitted If No Default . . . . . 75

     SECTION 1206.  Subrogation to Rights of Holders of
                    Senior Indebtedness . . . . . . . . . . . 75

     SECTION 1207.  Provisions Solely to Define Relative
                    Rights. . . . . . . . . . . . . . . . . . 76

     SECTION 1208.  Trustee to Effectuate Subordination and
                    Payment Provisions. . . . . . . . . . . . 76

     SECTION 1209.  No Waiver of Subordination Provisions . . 76

     SECTION 1210.  Notice to Trustee . . . . . . . . . . . . 77

     SECTION 1211.  Reliance on Judicial Order or
                    Certificate of Liquidating Agent. . . . . 78

     SECTION 1212.  Trustee Not Fiduciary for Holders of
                    Senior Indebtedness . . . . . . . . . . . 78

     SECTION 1213.  Rights of Trustee as Holder of Senior
                    Indebtedness; Preservation of Trustee's
                    Rights. . . . . . . . . . . . . . . . . . 79

     SECTION 1214.  Article Applicable to Paying Agents . . . 79

                                ARTICLE THIRTEEN

          Repurchase of Securities at the Option of the

                         Holder Upon a Repurchase Event

     SECTION 1301.  Right to Require Repurchase . . . . . . . 79

     SECTION 1302.  Notices; Method of Exercising
                    Repurchase Right, Etc.. . . . . . . . . . 80

     SECTION 1303.  Definition of Repurchase Event. . . . . . 81

          INDENTURE, dated as of March 24, 1994, between HEALTHSOUTH Rehabilitation Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at Two Perimeter Park South, Birmingham, Alabama 35243, and NationsBank of Georgia, National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee"), having its principal office at 600 Peachtree Street, Suite 900, Atlanta, Georgia 30308.


                            RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of its 9.5 Senior Subordinated Notes due 2001 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE, WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:



                                  ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.   Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Accounts Receivable" means all of the accounts receivable of the Company and its Subsidiaries on a consolidated basis which, in accordance with GAAP, would be set opposite the caption "accounts receivable" or any like caption on a balance sheet of the Company.

          "Acquired Indebtedness" means (a) with respect to any Person that becomes a Subsidiary of the Company after the date of initial issuance of the Securities, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company and (b) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries in connection with the acquisition of an asset from another Person that was not incurred by such other person in connection with, or in contemplation of, such acquisition.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Sale" for any Person means the sale, lease conveyance or other disposition (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary), whether owned on the date of initial issuance of the Securities or subsequently acquired, in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries sell, lease, convey or otherwise dispose of (i) all or substantially all of the Capital Stock of any of such Person's Subsidiaries, (ii) assets which constitute substantially all of an operating unit or business of such Person or any of its Subsidiaries, or (iii) any health care facility; provided, however, that the following shall not constitute Asset
Sales: (i) a transaction or series of related transactions that results in a Change of Control, and (ii) transactions between the Company and any of its Wholly Owned Subsidiaries or among such Wholly Owned Subsidiaries.

          "Attributable Indebtedness" when used with respect to any Sale and Leaseback Transaction or an operating lease with respect to a healthcare facility means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semiannual basis) of the total obligations of the lessee for rental payments, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease, during the remaining term of the lease included in any such Sale and Leaseback Transaction or such operating lease or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty); provided, that the Attributable Indebtedness with respect to a Sale and Leaseback Transaction shall be no less than the fair market value of the property subject to such Sale and Leaseback Transaction.

          "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

          "Bank Debt" means all obligations of the Company and its Subsidiaries, now or hereafter existing under (i) the Credit Agreements, whether for principal, interest, reimbursement of amounts drawn under letters of credit issued pursuant thereto, guarantees in respect thereof, fees, expenses, premiums, indemnities or otherwise, and (ii) any Indebtedness incurred by the Company to extend, refund or refinance, in whole or in part, the Bank Debt, including any interest and premium on any such Indebtedness.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

          "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable); participation or other equivalents of or interest in (however designated) the equity (including without limitation common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

          "Capitalized Lease Obligations" of any Person means the obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change of Control" shall have the meaning specified in Section 1303.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Amortization Expense" of any Person for any period means the amortization expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

          "Consolidated Depreciation Expense" of any Person means the depreciation expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" of any Person means, with respect to any determination date, Consolidated Net Income before extraordinary losses and losses realized in connection with Asset Sales, plus (i) Consolidated Income Tax Expense, plus (ii) Consolidated Depreciation Expense, plus (iii) Consolidated Amortization Expense, plus (iv) Consolidated Interest Expense, plus (v) all other non-cash items reducing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus
(vi) without duplication, for calculation of an EBITDA Coverage Ratio for periods ending on or before December 31, 1994 the sum of $31,500,000
(representing expenses related to the Company's acquisition of certain rehabilitation facilities and related assets from National Medical Enterprises, Inc. effective December 31, 1993, net of Federal income tax effects), plus (vii) without duplication, any amount, net of Federal income tax effects, representing expenses relating to an acquisition, up to a maximum of 10% of the purchase price thereof, determined on a consolidated basis in accordance with GAAP, and less all non-cash items increasing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date.

          "Consolidated Income Tax Expense" means, for any Person for any period, the provision for taxes based on income and profits of such Person and its Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income of such Person for such Period.

          "Consolidated Interest Expense" of any Person for any period means the Interest Expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (to the extent not otherwise included within the definition of Interest Expense as imputed interest) one-third of the rental expense on Attributable Indebtedness of such Person for such period determined on a consolidated basis.

          "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, without giving effect to dividends on any series of preferred stock of any Subsidiary of such Person, whether or not in cash, to the extent such consolidated net income was reduced thereby; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication; (i) the net income (or loss) of any Person (other than a Subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by the referent Person or any of its Wholly Owned Subsidiaries in the form of dividends or similar distributions during such period; (ii) except to the extent includible in the consolidated net income of the referent Person pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its Subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its Subsidiaries; (iii) the net income of any Subsidiary of the referent Person (other than a Wholly Owned Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period; (iv) any gain (or loss), together with any related provisions for taxes on any such gain, realized during such period by the referent Person or any of it Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Subsidiaries or (b) any Asset Sale by the referent Person or any of its Subsidiaries; (v) any extraordinary gain (or extra-ordinary loss), together with any related provision for taxes or tax benefit resulting from any such extraordinary gain or loss, realized by the referent Person or any of its Subsidiaries during such period; and (vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets.


          "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock) of such person and its Subsidiaries (excluding any equity adjustment for foreign currency translation for any period subsequent to the date of initial issuance of the Securities) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the date of initial issuance of the Securities in the book value of any asset owned by such Person or any of its Subsidiaries; provided, however, that in calculating the Consolidated Net Worth of the Company immediately prior to a transaction covered by Article Eight hereof which is an acquisition by the Company of another Person, there shall be subtracted from the Company's Consolidated Net Worth immediately prior to such acquisition the lesser of (a) such amount, net of Federal income tax effects, as represents expenses relating to such acquisition, or (b) 10% of the purchase price or fair market value of the consideration paid by the Company in connection with such acquisition.



          "Consolidated Tangible Assets" of any Person as of any date means the total assets of such Person and its Subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the date of initial issuance of the Securities in the book value of any asset owned by such Person or any of its Subsidiaries.


          "Convertible Debentures" means the Company's 5% Convertible Subordinated Debentures due 2001 to be issued under the Indenture dated as of March 24, 1994 between the Company and PNC Bank, Kentucky, Inc., as Trustee, in an aggregate principal amount not to exceed $100,000,000 ($115,000,000 if the underwriters' over-allotment option is exercised in full).


          "Corporate Trust Office" means the principal office of the Trustee in the city at which at any particular time its corporate trust business shall be administered. As of the date hereof, the Corporate Trust Office of the Trustee is located at 600 Peachtree Street, Suite 900, Atlanta, Georgia 30308.

          "Corporation" means a corporation, association, company, joint-stock company or business trust.

          "Credit Agreements" means the two Credit Agreements, one dated as of November 20, 1992 and the other dated as of December 30, 1993, by and between the Company, NationsBank of Georgia, National Association, as Agent, and the lenders signatories thereto, together with the related documents thereto, including, without limitation, any security documents and all exhibits and schedules thereto and any agreement or agreements relating to any extension, refunding, refinancing, successor or replacement facility, whether or not with the same lender, and whether or not the principal amount or amount of letters of credit outstanding thereunder or the interest rate payable in respect thereof shall be thereby increased, in each case as amended and in effect from time to time.

          "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in
Section 307.

          "Designated Senior Indebtedness" means (i) the Bank Debt, without regard to the amounts outstanding thereunder, and (ii) any Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding  of at least  $20  million  and is  specifically  designated  in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities.

          "EBITDA  Coverage Ratio" with respect to any period means the ratio of
(i) Consolidated EBITDA of the Company to (ii) the aggregate amount of Consolidated Interest Expense of the Company for such period; provided, however, that if any calculation of the Company's EBITDA Coverage Ratio requires the use of any quarter prior to the date of initial issuance of the Securities, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Securities and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation; and provided further that if any such calculation requires the use of any quarter prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any acquisition of a hospital or other healthcare facility or any assets purchased outside the ordinary course of business was effected, by the Company or any of its Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each such Asset Sale, incurrence of Indebtedness or acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation.


          "Eligible Accounts Receivable" means Accounts Receivable of the Company and its Subsidiaries on a consolidated basis which arose within ninety
(90) days prior to any date of determination.


          "Eligible Investments" of any Person means Investments of such Person in (i) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations; (ii) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by Standard & Poor's Corporation or A2 or higher by Moody's Investors Service, Inc.; (iii) a certificate of deposit issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250 million; (iv) a certificate of deposit by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (A) insured by the Federal Deposit Insurance Corporation or (B) properly secured by such bank by pledging direct obligations of the United States of America having a market value of not less than the face amount of such deposits; (v) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by Standard & Poor's Corporation, or P-1 or higher by Moody's Investors Service, Inc.; (vi) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating, or that is the full recourse obligation of a person whose senior debt is rated A or higher by Standard & Poor's Corporation or A2 or higher by Moody's Investors Service, Inc.; (vii) any other investment having a rating of A or higher or A-1 or higher by Standard & Poor's Corporation or A2 or higher or P-1 or higher by Moody's Investors Service, Inc.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended.

          "Existing Indebtedness" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the date of initial issuance of the Securities.

          "Event of Default" has the meaning specified in
Section 501.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as from time to time in effect.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indebtedness" of any Person at any date means,  without  duplication:
(i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix the interest rate on variable rate indebtedness otherwise permitted by the Indenture or that protect the Company and/or its Subsidiaries against changes in foreign exchange rates); (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business; (vi) all Capitalized Lease Obligations of such Person; (vii) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; (viii) all indebtedness of others guaranteed by such Person to the extent of such guarantee; and (ix) all Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the amount of the Indebtedness secured.

          "Interest Expense" of any Person for any period means the aggregate amount of interest which, in accordance with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation or duplication, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount and all other non-cash interest expense other than interest amortized to cost of sales) plus the aggregate amount, if any, by which such interest expense was reduced as a result of the amortization of deferred debt restructuring credits for such period.

          "Inventory" means all of the inventory of the Company and each of its Subsidiaries which, in accordance with GAAP, would be set opposite the caption "inventory" or any like caption on a balance sheet of the Company.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Investments" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any financing lease in the nature thereof, any agreement to sell, and any filing of, or agreement to give, any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Net Proceeds" with respect to any Asset Sale means (i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any of its Subsidiaries from such Asset Sale (including, without limitation, cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale or the transfer of the proceeds of such Asset Sale to the Company or any of its Subsidiaries, (b) payment of all brokerage commissions and the underwriting and other fees and expenses related to such Asset Sale and (c) deduction of an appropriate amount to be provided by the Company or any of its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or otherwise disposed of in such Asset Sale and retained by the Company or any of its Subsidiaries after such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters) or against any indemnification obligations associated with the sale or other disposition of the assets sold or otherwise disposed of in such Asset Sale and (ii) all non-cash consideration received by the Company or any of its Subsidiaries from such Asset Sales upon the liquidation or conversion of such consideration into cash.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (i)  Securities theretofore cancelled by the
     Trustee or delivered to the Trustee for cancellation;

               (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

              (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

          "Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or
(b) are being contested in good faith by appropriate proceedings; (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits due in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (v) attachment or judgment Liens not giving rise to a Default or an Event of Default; (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; (vii) leases or subleases granted to others not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; (viii) Liens with respect to any Acquired Indebtedness; provided that such Liens only extend to assets that were subject to such Liens prior to the acquisition of such assets by the Company or its Subsidiaries; (ix) Liens securing Senior Indebtedness or Refinancing Indebtedness; provided, in the case of Refinancing Indebtedness, that such Liens only extend to the assets securing the Indebtedness being refinanced and such refinanced Indebtedness was previously secured by such assets; (x) Liens on Accounts Receivable (and guarantees by third parties of such Accounts Receivable or collateral pledged by account obligors or other unrelated third parties securing such Accounts Receivable) or Inventory; (xi) purchase money mortgages (including Capitalized Lease Obligations); (xii) Liens existing on the date of initial issuance of the Securities; (xiii) Liens on assets of any Subsidiary of the Company securing Indebtedness of such Subsidiary; provided that such Indebtedness is permitted to be incurred by the terms of the Indenture; (xiv) bankers' liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Company or any Subsidiary; (xv) the interest of any issuer of a letter of credit in any cash or Eligible Investment deposited with or for the benefit of such issuer as collateral for such letter of credit; provided that the Indebtedness so collateralized is permitted to be incurred by the terms of the Indenture;
(xvi) any Lien consisting of a right of first refusal or option to purchase the Company's ownership interest in any Subsidiary, which right of first refusal or option is entered into in the ordinary course of business; and (xvii) the Lien granted to the Trustee pursuant to Section 607 hereof and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of the Company.

          "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "PP&E" means the amount shown for "Property, plant and equipment, net" on a consolidated balance sheet for the Company and its Subsidiaries.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Preferred Stock" means with respect to any Person all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends or distributions of operating profit or cash.

          "Proceeding" has the meaning specified in Section
1202.

          "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Existing Indebtedness, provided that: (i) the Refinancing Indebtedness is the obligation of the same Person and is subordinated to the Securities, if at all, to the same extent as the Indebtedness being refunded, refinanced or extended; (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the Indebtedness being refunded, refinanced or extended; (iii) the Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended; (iv) the Refinancing Indebtedness is secured only to the extent, if at all, by the assets that the Indebtedness being refunded, refinanced or extended is secured; and (v) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended (except for issuance costs and increases in Attributable Indebtedness due solely to increases in the present value calculations resulting from renewals or extensions of the terms of the underlying leases in effect on the date of initial issuance of the Securities).

          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture and includes any Repurchase Date as defined in Section 1301.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Repurchase Date" has the meaning specified in Section
1301.

          "Repurchase Event" shall have the meaning specified in
Section 1303.

          "Repurchase Price" has the meaning specified in
Section 1301.

          "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Office including without limitation any vice president, any assistant vice president, any trust officer, any assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Payment" means with respect to any Person: (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person shall not constitute a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof, either directly or indi- rectly; or
(iii) any payment on account of the purchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company or its Subsidiaries which is pari passu with or subordinated in right of payment to the Securities and has a scheduled maturity date subsequent to the maturity of the Securities; provided, however, that with respect to the Company and its Subsidiaries, Restricted Payments shall not include any payment described (a) in clause (i), (ii) or (iii) above made (1) to the Company or any of its Wholly Owned Subsidiaries by any of the Company's Subsidiaries or (2) by the Company to any of its Wholly Owned Subsidiaries or (3) by any Subsidiary provided that the Company or another Subsidiary receives its proportionate share thereof or (b) in clause (ii) above if the payment is made to purchase or redeem a partnership interest in a Subsidiary and the Company's EBITDA Coverage Ratio on the date thereof would be at least 2.0 to 1, determined on a pro forma basis as if such payment had been made, and the acquisition of the partnership interest, had occurred at the beginning of the four-quarter period used to calculate the Company's EBITDA Coverage Ratio or (c) in clause (iii) above made with the Net Proceeds from any Asset Sale remaining after completion of the Asset Sale Offer made in connection with such Asset Sale, all as contemplated under "Limitations on Asset Sales."

          "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

          "Securities Payment" has the meaning specified in
Section 1202.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Senior Indebtedness" means the principal of and premium, if any, and interest on (such interest on Senior Indebtedness, wherever referred to in the Indenture, is deemed to include interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent unlawful) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law) and other amounts due on or in connection with any Indebtedness of the Company existing on the date of initial issuance of the Securities or any Indebtedness of the Company thereafter created, incurred or assumed and permitted under Section 1008, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities.

          "Senior Subordinated Debt" means the Securities and any other indebtedness, guarantee or obligation of the Company that specifically provides that such indebtedness, guarantee or obligation is to rank pari passu with other Senior Subordinated Debt of the Company and is not subordinated by its terms to any indebtedness, guarantee or obligation of the Company which is not Senior Indebtedness.

          "Significant Subsidiary" means a Subsidiary of the Company which at the time of determination either (i) had tangible assets which, as of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of Consolidated Tangible Assets as of such date, or (ii) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total consolidated revenues for such period.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "Subordinated Obligations" means any principal of, premium, if any, and interest on the Securities payable pursuant to the terms of the Securities or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Securities or amounts corresponding to such principal, premium, if any, or interest on the Securities.

          "Subsidiary" of any Person means (i) any corporation of which Common Equity having ordinary voting power to elect a majority of the directors of such corporation is owned by such Person directly or through one or more other subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least 50% of the Common Equity of such entity and has the authority to manage such entity on a day-to-day basis.

          "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness or portion thereof (if applicable) into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "Wholly Owned Subsidiary" of any person means (i) a Subsidiary of which 100% of the Common Equity (except for director's qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.


SECTION 102.   Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than an Officers' Certificate provided pursuant to Section 1004 hereof) shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.   Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104.   Acts of Holders; Record Dates.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The  Company  may,  in the  circumstances  permitted  by the Trust
Indenture Act, by Board Resolution fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d) The ownership of Securities shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.


SECTION 105.   Notices, Etc., to Trustee and Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
     Corporate Trust Administration, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.


SECTION 106.   Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.


SECTION 107.   Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


SECTION 108.   Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 109.   Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


SECTION 110.   Separability Clause.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 111.   Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.


SECTION 112.   Governing Law.

          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such State's conflicts of laws principles.


SECTION 113.   Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Repurchase Date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, the Redemption Date, or the Repurchase Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity, as the case may be.



                                  ARTICLE TWO

                                 Security Forms


SECTION 201.   Forms Generally.

          The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.


SECTION 202.   Form of Face of Security.

                     HEALTHSOUTH Rehabilitation Corporation

                    9.5% Senior Subordinated Notes due 2001


No.                                                    $

          HEALTHSOUTH Rehabilitation Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, the principal sum of Dollars on April 1, 2001, and to pay interest thereon from and including the date of initial issuance of Securities under the Indenture, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 in each year, commencing October 1, 1994, at the rate of 9,5% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and in such other cities, if any, as the Company may designate in writing to the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                              HEALTHSOUTH Rehabilitation Corporation



                              By


Attest:



          Secretary


SECTION 203.   Form of Reverse of Security.

          This Security is one of a duly authorized issue of Securities of the Company designated as its 9.5% Senior Subordinated Notes due 2001 (herein called the "Securities"), limited in aggregate principal amount to $287,500,000 (including the underwriters' over-allotment option), issued and to be issued under an Indenture, dated as of March , 1994 (herein called the "Indenture"), between the Company and NationsBank of Georgia, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.


          The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by first class mail, at any time on or after April 1, 1998, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

If redeemed during the 12-month period beginning April 1 of the years indicated,

                                   Redemption
               Year             Price

               1998 . . .        104.750%
               1999 . . .        102.375%
               2000 . . .        100.000%

together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

          The Indenture provides that if a Repurchase Event (as defined therein) occurs, each Holder of Securities shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000, for cash at a price equal to 101% of the principal amount of such Securities to be repurchased, together with accrued interest to the Repurchase Date, but any interest installment the Stated Maturity of which is on or prior to such Repurchase Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

          In the event of redemption or repurchase of this Security in part only, a new Security or Securities for the portion hereof not redeemed or repurchased will be issued in the name of the Holder hereof upon the cancellation hereof.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount at the time Outstanding a written direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time
Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


SECTION 204.   Form of Trustee's Certificate of Authentication.

          The Trustee's certificate of authentication shall be in substantially the following form:

          This is one of the Securities referred to in the within-mentioned Indenture.


                              NATIONSBANK OF GEORGIA, NATIONAL
                                                                     ASSOCIATION
                                                                      as Trustee


                              By

                                                            Authorized Signatory



                                 ARTICLE THREE

                                 The Securities

SECTION 301.   Title and Terms.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $287,500,000 (including $37,500,000 aggregate principal amount of Securities that may be sold by the Company pursuant to the Underwriting Agreement, dated March 17, 1994, between the Company and Smith Barney Shearson Inc.), except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906, 1108 or 1302.


          The Securities shall be known and designated as the " 9.5% Senior Subordinated Notes due 2001" of the Company. Their Stated Maturity shall be April 1, 2001, and they shall bear interest at the rate of 9.5% per annum, from and including the date of initial issuance of the Securities under this Indenture, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually on April 1 and October 1, commencing October 1, 1994, until the principal thereof is paid or made available for payment. Each payment of interest shall include interest accrued to but excluding the Interest Payment Date on which payment is to be made.

          The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          The Securities shall be redeemable as provided in Article Eleven.

          The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve.

          The Securities shall be subject to repurchase at the option of the Holder as provided in Article Thirteen.


SECTION 302.   Denominations.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.


SECTION 303.   Execution, Authentication, Delivery and Dating.

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

          Each Security shall be dated March __, 1994 and shall also bear the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.


SECTION 304.   Temporary Securities.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.


SECTION 305.   Registration, Registration of Transfer and
               Exchange.

          (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering
Securities and transfers of Securities as herein provided. At all reasonable times the Security Register shall be open for inspection by the Company.

          Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder,  Securities  may be  exchanged  for other
Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          (b) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1108 or 1302 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.


SECTION 306.   Mutilated, Destroyed, Lost and Stolen Securities.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


SECTION 307.   Payment of Interest; Interest Rights Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. At the option of the Company, interest on any Security may be paid by mailing a check to the address of the Holder thereof as such address appears in the Securities Register.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The  Company  may make  payment of any  Defaulted  Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


SECTION 308.   Persons Deemed Owners.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.


SECTION 309.   Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.


SECTION 310.   Computation of Interest.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.




                                  ARTICLE FOUR

                           Satisfaction and Discharge


SECTION 401.   Satisfaction and Discharge of Indenture.

          This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
          Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore
          delivered to the Trustee for cancellation

                        (i) have become due and payable,
               or

                        (ii) will become due and payable
                      at their Stated Maturity within one
                                    year, or

                    (iii) are to be called for redemption  within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

     and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in cash sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, that the Company shall be deemed to have made the deposit required herein as to any Securities in respect of which the Company has mailed a check to the address of the Holder thereof as such address appears in the Security Register;


          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company (including all fees and expenses of the Trustee required to be paid by the Company hereunder); and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402.   Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent
(including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.



                                  ARTICLE FIVE

                                    Remedies


SECTION 501.   Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

          ^
 default in the payment of the principal of (or premium, if any, on) any Security at its Maturity;
     or

          (3) default in the performance, or breach, of the provisions of Article Eight hereof; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company contained in Sections 1008 through 1016 of this Indenture, and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 45 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (6) any acceleration of the maturity of Indebtedness of the Company or any Significant Subsidiary or any two or more Subsidiaries of the Company which, if merged, would be a Significant Subsidiary having a principal amount outstanding in excess of $5,000,000, or a failure to pay such Indebtedness at its stated maturity, provided that such acceleration or failure to pay is not cured within 10 days after such acceleration or failure to pay;

          (7) the entry by a court or courts of competent jurisdiction of a final judgment or final judgments for the payment of money against the Company or any Significant Subsidiary or any two or more Subsidiaries of the Company which, if merged, would be a Significant Subsidiary, which remain undischarged for a period (during which execution shall not be effectively stayed, the posting of any required bond not being deemed an execution for purposes hereof) of 30 days after all rights to appeal have been exhausted, provided that the aggregate amount of all such judgments exceeds $5,000,000; or

          (8) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary or any two or more Subsidiaries of the Company which, if merged, would be a Significant Subsidiary, in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary or any two or more Subsidiaries of the Company which, if merged, would be a Significant Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary or any two or more Subsidiaries of the Company which, if merged, would be a Significant Subsidiary, under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or any two or more Subsidiaries of the Company which, if merged, would be a Significant Subsidiary, or of any substantial part of their respective property, or ordering the winding up or liquidation of affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (9) the commencement by the Company or any Significant Subsidiary or any two or more Subsidiaries of the Company which, if merged, would be a Significant Subsidiary, of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary or any two or more Subsidiaries of the Company which, if merged, would be a Significant Subsidiary, in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or any two or more Subsidiaries of the Company which, if merged, would be a Significant Subsidiary, or of any substantial part of their respective property, or the making of an assignment for the benefit of creditors, or the admission in writing of inability to pay debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary or any two or more Subsidiaries of the Company which, if merged, would be a Significant Subsidiary, in furtherance of any such action; or

          (10) a default in the payment of the Repurchase Price in respect of any Security on the Repurchase Date therefor in accordance with the provisions of Article Thirteen.


SECTION 502.   Acceleration of Maturity; Rescission and
               Annulment.

          If an Event of Default occurs and is continuing, then and in any such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A)  all overdue interest on all Securities,

               (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 503.   Collection of Indebtedness and Suits for
               Enforcement by Trustee.

          The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2)  default is made in the payment of the
     principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.   Trustee May File Proofs of Claim.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding by filing proofs of claim or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


SECTION 505.   Trustee May Enforce Claims Without Possession of
               Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


SECTION 506.   Application of Money Collected.

          Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:    To the payment of all amounts due the
     Trustee under Section 607;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

          THIRD: The balance, if any, to the Company or any other Person or Persons determined to be entitled thereto.


SECTION 507.   Limitation on Suits.

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.


SECTION 508.   Unconditional Right of Holders to Receive
               Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of a repurchase pursuant to Article Thirteen, on the Repurchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


SECTION 509.   Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510.   Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.   Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.   Control by Holders.

          The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


SECTION 513.   Waiver of Past Defaults.

          The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1)  in the payment of the principal of (or
     premium, if any) or interest on any Security, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 514.   Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust
Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.


SECTION 515.   Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.



                                  ARTICLE SIX

                                  The Trustee


SECTION 601.   Certain Duties and Responsibilities.

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 602.   Notice of Defaults.

          The Trustee shall give the Holders notice of any default hereunder known to the Trustee as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in
Section 501(5), no such notice to Holders shall be given until at least 45 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.


SECTION 603.   Certain Rights of Trustee.

          Subject to the provisions of Section 601:

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.


SECTION 604.   Not Responsible for Recitals or Issuance of
               Securities.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities or any registration statement or other disclosure document prepared in connection with the same. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.


SECTION 605.   May Hold Securities.

          The Trustee, any Paying Agent, any Security Registrar, any Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.


SECTION 606.   Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.


SECTION 607.   Compensation and Reimbursement.

          The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee and each predecessor Trustee, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any such predecessor Trustee, as the case may be, in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and other persons not regularly in its employ and the reasonable fees of in-house counsel in the regular employ of the Trustee which are allocable to this trust and the expenses and disbursements of such counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and


          (3) to indemnify the Trustee and each predecessor Trustee and the officers, directors, employees and agents of the Trustee or any such predecessor Trustee (the Trustee, each predecessor Trustee and such officers, directors, employees and agents being hereinafter referred to in this Section collectively as the "Indemnified Parties" and individually as an "Indemnified Party") for, and to hold each Indemnified Party harmless against, any loss, liability, tax, assessment, or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expenses incurred without negligence or bad faith on the part of such Indemnified Party, arising out of or in connection with the acceptance or administration of the Indenture or the trusts hereunder and the duties of the Trustee hereunder, including enforcement of this Section.


     To secure the Company's payment obligations in this Section 607, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal, premium, if any, interest, Redemption Price or Repurchase Price, as the case may be, on Securities.


          The Company's payment obligations pursuant to this Section 607 shall survive the discharge of this Indenture. When the Trustee incurs expenses and provides services after the occurrence of an Event of Default specified in
Section 501(8) or (9), the expenses and compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any other applicable federal or state law for the relief of debtors.


SECTION 608.   Disqualification; Conflicting Interests.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.


SECTION 609.   Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and either (a) has a combined capital and surplus of at least $50,000,000 or (b) is a wholly owned subsidiary of a parent that is a bank, a trust company or a bank holding company having a combined capital and surplus of at least $50,000,000 and such wholly owned subsidiary's obligations as a Trustee hereunder are fully and unconditionally guaranteed by such parent. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of applicable supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


SECTION 610.   Resignation and Removal; Appointment of
               Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within 90 days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.


SECTION 611.   Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.


SECTION 613.   Preferential Collection of Claims Against
               Company.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


SECTION 614.   Appointment of Authenticating Agent.

          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial redemption, partial repurchase or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Whenever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such references shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders in the manner provided in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Securities described in the within-mentioned Indenture.



                                   ----------------------------,
                                                                      As Trustee



                                                   By__________________________,
                                                         As Authenticating Agent



                                                   By___________________________
                                                            Authorized Signatory



                                 ARTICLE SEVEN

        Holders' Lists and Reports by Trustee and Company


SECTION 701.   Company to Furnish Trustee Names and Addresses of
               Holders.

     The Company will furnish or cause to be furnished to the Trustee

          (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.


SECTION 702.   Preservation of Information; Communications to
               Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.


SECTION 703.   Reports by Trustee.

          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.


SECTION 704.   Reports by Company.

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.



                                 ARTICLE EIGHT

     Consolidation, Merger, Conveyance, Transfer or Lease


SECTION 801.   Limitations on Mergers, Consolidations and Asset
               Transfers.

     The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations under the Securities or this Indenture, to any Person unless:


          (1) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or assignment shall be made, is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and such Person assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Securities and this Indenture;

          (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Net Worth of the Company would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction;


          (4) the EBITDA Coverage Ratio of the Company immediately after giving effect to such transaction, would, on a pro forma basis, be such that the Company would be entitled to incur at least $1 of additional Indebtedness under the restriction set forth in the first sentence of Section 1008; and

          (5) the  Company  shall have  delivered  to the  Trustee an  Officers'
     Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.


SECTION 802.   Successor Substituted.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, lease, conveyance or other disposition or assignment of all or substantially all of the assets of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.



                                  ARTICLE NINE

                            Supplemental Indentures


SECTION 901.   Supplemental Indentures Without Consent of
               Holders.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3)  to secure the Securities; or

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

          (5)  to add any additional Events of Default; or

          (6) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (6) shall not adversely affect the interests of the Holders in any material respect; or

          (7) to cause the Indenture and the Securities to comply with applicable law, including the Trust Indenture Act.


SECTION 902.   Supplemental Indentures With Consent of Holders.

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect the right to cause the Company to repurchase any Security pursuant to Article Thirteen, or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, or

          (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903.   Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 904.   Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 905.   Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.


SECTION 906.   Reference in Securities to Supplemental
               Indentures.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.



                                  ARTICLE TEN

                                   Covenants


SECTION 1001.  Payment of Principal, Premium and Interest.

          The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.


SECTION 1002.  Maintenance of Office or Agency.

          The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1003.  Money for Security to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.


SECTION 1004.  Statement by Officers as to Default.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. The first Officers' Certificate to be delivered pursuant to this Section 1004(a) shall be for the fiscal year ending December 31, 1994.


          (b) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificates delivered to the Trustee pursuant to paragraph (a) of this Section 1004 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Sections 1008, 1010, 1011 and 1016 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP in effect at the date of such examination.


SECTION 1005.  Existence.

          Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1006.  Maintenance of Properties.

          The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.


SECTION 1007.  Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP.


SECTION 1008.  Limitations on Additional Indebtedness.

          (A) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, extend the maturity of, or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Indebtedness), and (B) the Company shall not permit any of its Subsidiaries to issue (except to the Company or any of its Wholly Owned Subsidiaries) any Preferred Stock, unless, after giving effect thereto, the Company's EBITDA Coverage Ratio on the date thereof would be at least 2.0 to 1, determined on a pro forma basis as if the incurrence of such additional Indebtedness or the issuance of such Preferred Stock, as the case may be, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's EBITDA Coverage Ratio.

          Notwithstanding the foregoing: (A) the Company and its Subsidiaries may (i) incur Indebtedness under the Credit Agreements in an aggregate principal amount at any time not to exceed $300,000,000 plus 50% of Eligible Accounts Receivable; (ii) incur Refinancing Indebtedness; (iii) incur any Indebtedness of the Company to any Wholly Owned Subsidiary or of any Subsidiary to the Company or to any Wholly Owned Subsidiary; (iv) incur any Indebtedness evidenced by letters of credit which are used in the ordinary course of business of the Company and its Subsidiaries to secure workers' compensation and other insurance coverages; and (v) incur Capitalized Lease Obligations and Attributable Indebtedness of the Company and its Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed 5% of Consolidated Tangible Assets; (B) the Company may issue the Convertible Debentures; and (C) any Subsidiary may issue or create Preferred Stock if permitted under Section 1009 hereof.


     The Company  will not be in default  under the  covenant  set forth in this
Section 1008 by reason of the fact that the outstanding Indebtedness under the Credit Agreements at any time exceeds $300,000,000 plus 50% of Eligible Accounts Receivable unless during such time the Company increases the amount of outstanding Indebtedness under the Credit Agreements and at the time of such increase does not meet the EBITDA Coverage Ratio test of 2.0 to 1 on a pro forma basis with respect to such additional Indebtedness as provided above.



SECTION 1009.  Limitations on Subsidiary Preferred Stock.

          The Company shall not permit any of its Subsidiaries to issue or create any Preferred Stock (other than to the Company or a Wholly Owned
Subsidiary)  or permit  any Person  (other  than the  Company or a Wholly  Owned
Subsidiary) to own or hold any interest in any Preferred Stock of any such Subsidiary, unless the Subsidiary would be permitted to incur Indebtedness pursuant to the provisions of Section 1008 in the aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock.

          Notwithstanding the foregoing, the Company may permit any Subsidiary which is a partnership formed to operate a single health care facility to issue or create Preferred Stock, provided that the aggregate amount of all such Preferred Stock outstanding after giving effect to such issuance or creation shall not exceed 1% of Consolidated Tangible Assets as of the date of such issuance or creation.


SECTION 1010.  Limitations on Restricted Payments.

          (a)  The  Company   shall  not,  and  shall  not  permit  any  of  its
Subsidiaries, directly or indirectly, to make any Restricted Payment if at the time of such Restricted Payment:

          (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (ii) after giving effect to the proposed Restricted Payment, the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made after the date of the Indenture plus Investments made after such date pursuant to clause (vi)(b) of Section 1011, exceeds the sum of: (1) 50% of the Company's Consolidated Net Income accrued during the period (taken as a single period) commencing with the date of initial issuance of the Securities to and including the fiscal quarter ended immediately prior to the date of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit); and (2) the net cash proceeds from the issuance and sale of the Company's Capital Stock that is not Disqualified Stock (other than to a Subsidiary of the Company) during such period; or

          (iii) the Company would not be able to incur an additional $1.00 of Indebtedness pursuant to the first sentence of Section 1008.

          (b) The provisions of subsection (a) of this Section
1010 shall not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of this covenant on the date of declaration; or

          (ii) the retirement of shares of the Company's Capital Stock or the Company's or a Subsidiary of the Company's Indebtedness out of the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of the Company's Capital Stock (other than Disqualified Stock).


SECTION 1011.  Limitations on Investments and Loans.

          The Company shall not, and shall not permit any of its Subsidiaries to, make any Investments in any other Person, except (i) capital contributions, advances or loans to the Company by any Subsidiary or by the Company to a Wholly Owned Subsidiary; (ii) the Company and each of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(iii) the Company and its Subsidiaries may acquire and hold cash and Eligible Investments; (iv) the Company and its Subsidiaries may make Investments in Persons at least a majority of whose revenues result from health care-related businesses or facilities; (v) the Company, directly or through a Wholly Owned Subsidiary, may make an Investment in a Wholly Owned Subsidiary formed solely for the purpose of insuring the health care business and facilities owned or operated by the Company or a Subsidiary and any physician employed by or on the staff of any such business or facility (the "Insurance Subsidiary"), provided that the amount invested in such Insurance Subsidiary does not exceed $5 million; and (vi) Investments not otherwise permitted by clauses (i) through (v) above in an aggregate amount not exceeding at any time the sum of (a) $10 million and (b) that amount equal to the amount of Restricted Payments permitted to be made by the Company and its Subsidiaries under Section 1010.


SECTION 1012.  Limitations on Restrictions on Distributions from
               Subsidiaries.

          The Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its other Subsidiaries, or pay interest on or principal of any Indebtedness owned to the Company or any of its other Subsidiaries, (ii) make loans or advances to the Company or any of its other Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its other Subsidiaries, except for encumbrances or restrictions existing under or by reason of (a) applicable law, (b) the Credit Agreements, (c) Existing Indebtedness, (d) any restrictions under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to the Indenture, provided that such restrictions and encumbrances only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Company or its Subsidiaries, (e) restrictions or encumbrances replacing those permitted by clause (b), (c) or (d) which, taken as a whole, are not more restrictive, (f) the Indenture, (g) any restrictions and encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions or encumbrances of the type described in this paragraph that arise under such Refinancing Indebtedness are not, taken as a whole, more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced, (h) any restrictions with respect to a Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (i) any agreement restricting the sale or other disposition of property securing Indebtedness if such agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make loans or advances, and (j) customary restrictions in purchase money debt or leases relating to the property covered thereby.


SECTION 1013.  Limitations on Certain Other Subordinated
               Indebtedness.

          The Company shall not create, incur, assume or suffer to exist any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness by its terms or the terms of the instrument creating or evidencing such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Securities.


SECTION 1014.  Limitations on Transactions with Affiliates.

          Neither the Company nor any of its Subsidiaries shall make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any of its Subsidiaries or any Person (or any Affiliate of such Person) holding 10% or more of the Common Equity of the Company or any of its Subsidiaries (each an "Affiliate Transaction"), unless (i) such Affiliate Transactions are between or among the Company and its Subsidiaries; (ii) such Affiliate Transactions are in the ordinary course of business and consistent with past practice; or (iii) the terms of such Affiliate Transactions are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In the event of any transaction or series of transactions occurring subsequent to the date of the Indenture with an Affiliate of the Company which is not permitted under clauses (i) or (ii) above and involves in excess of $5,000,000 the terms of such transaction shall be in writing and a majority of the disinterested members of the Board of Directors shall by resolution determine that such business or transaction meets the criterion set forth in clause (iii) above.


SECTION 1015.  Limitations on Liens.

          The Company shall not create or suffer to exist any Lien (including any Lien created to secure the Company's obligation to repay Senior Subordinated Debt other than the Securities or to repay Subordinated Obligations), other than Permitted Liens, on any of its assets unless all payments due under the Indenture and the Securities are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien.


SECTION 1016.  Limitations on Asset Sales.

          The Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale unless, with respect to Asset Sales other than Asset Sales of health care facilities pursuant to a binding commitment existing on the date of issuance of the Securities (i) the Company or its Subsidiaries receive consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock included in such Asset Sale (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution) and (ii) either (A) not less than 75% of such consideration is in the form of cash received at the time of such Asset Sale, or (B) after giving effect to such Asset Sale, the aggregate amount or fair market value of other consideration received by the Company from all Asset Sales since the date of issuance of the Securities, reduced by the original amount of all deferred obligations to pay cash received from all such Asset Sales which have then been satisfied and paid in full, would not exceed 5% of the amount of Company's PP&E shown on its most recent balance sheet filed with the Commission under Section 13(a) or Section 15(d) of the Exchange Act; or
(C) such Asset Sale occurs prior to eighteen (18) months after the date of issuance of the Securities and is of a health care facility acquired from National Medical Enterprises, Inc. or located in a geographic market so as to compete with such a facility. The Net Proceeds of Assets Sales shall within 360 days, (i) be reinvested in the lines of business of the Company or any of its Subsidiaries, immediately prior to such investment; (ii) be applied to the payment of the principal of, and interest on, Senior Indebtedness; (iii) be utilized to make any Investment in any other Person permitted under the Indenture; or (iv) be applied to an offer (an "Asset Sale Offer") to repurchase outstanding Securities. In any such Asset Sale Offer, the Company shall offer to repurchase Securities on a pro rata basis or as selected by lot at a purchase price equal to 100% of the aggregate principal amount of the Securities, plus accrued and unpaid interest to the date of repurchase, in the manner set forth in the Indenture. Any Asset Sale Offer will be conducted in compliance with applicable tender offer rules, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder. Any Net Proceeds remaining immediately after the completion of any Asset Sale Offer may be used by the Company or its Subsidiaries for any purpose not inconsistent with the other provisions of the Indenture.


                                 ARTICLE ELEVEN

                            Redemption of Securities


SECTION 1101.  Right of Redemption.

          The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after April 1, 1998, at the Redemption Prices specified in the form of Security hereinbefore set forth, together with accrued interest to but excluding the Redemption Date.


SECTION 1102.  Applicability of Article.

          Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.


SECTION 1103.  Election to Redeem; Notice to Trustee.

          The  election  of the  Company to redeem any  Securities  pursuant  to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company
(unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed, which principal amount shall not be less than $1,000,000 in the aggregate.


SECTION 1104.  Selection by Trustee of Securities to Be
               Redeemed.

          If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

          The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


SECTION 1105.  Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date, and

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.


SECTION 1106.  Deposit of Redemption Price.

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.


SECTION 1107.  Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.


SECTION 1108.  Securities Redeemed in Part.

          Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.



                                 ARTICLE TWELVE

                          Subordination of Securities


SECTION 1201.  Securities Subordinate to Senior Indebtedness.

          The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article Four), the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities (including any repurchases or payments pursuant to Section 1016 or Article Thirteen) are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.


SECTION 1202.  Payment Over of Proceeds Upon Dissolution, Etc.

          In the event of (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to a substantial part of its assets, or (2) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (1), (2) or (3) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of (or premium, if any) or interest on the Securities or on account of any purchase (including any repurchase pursuant to Section 1016 or Article Thirteen) or other acquisition of Securities by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Securities Payment"), and to that end the holders of all Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Securities Payment which may be payable or deliverable in respect of the Securities in any such Proceeding.


          In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any Securities Payment before all Senior Indebtedness is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee pursuant to Section 1210 or, as the case may be, such Holder, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution or the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.


SECTION 1203.  Prior Payment to Senior Indebtedness Upon
               Acceleration of Securities.

          In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Indebtedness outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Holders of the Securities are entitled to receive any Securities Payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities).

          In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee pursuant to
Section 1210 or, as the case may be, such Holder, then and in such event such Securities Payment shall be paid over and delivered forthwith to the Company.

          The provisions of this Section shall not apply to any Securities Payment with respect to which Section 1202 would be applicable.


SECTION 1204.  No Payment in Certain Circumstances.

          (a) In the event and during the continuation of any default in the payment of any Senior Indebtedness in excess of $5,000,000 beyond any applicable grace period with respect thereto, no Securities Payment shall be made unless and until such default is cured or waived or ceases to exist or such Senior Indebtedness is discharged.

          (b) During the continuation of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, no Securities Payment or other payment or distribution of any assets of the Company of any kind or character (other than payments of amounts already deposited in accordance with the defeasance provisions of the Indenture) shall be made by the Company on account of Subordinated Obligations or on account of the purchase, redemption or other acquisition of the Securities for the period specified below (the "Payment Blockage Period"). The Payment Blockage Period shall commence upon the receipt of notice by the Company or the Trustee from any representative of a holder of Designated Senior Indebtedness and shall end on the earlier of (i) 179 days thereafter, (ii) the date on which such event is cured or waived or ceases to exist or on which such Designated Senior Indebtedness is discharged, (iii) the date on which the maturity of any Indebtedness (other than Senior Indebtedness) shall have been accelerated by virtue of such event, or (iv) the date on which such Payment Blockage Period shall have been terminated by notice to the Company or the Trustee from the representative of holders of the Designated Senior Indebtedness initiating such Payment Blockage Period, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. Only one Payment Blockage Period may be commenced during any period of 365 consecutive days. No event of default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period whether or not within a period of 365 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days. In no event may a Payment Blockage Period extend beyond 179 days.

          In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee pursuant to
Section 1210 or, as the case may be, such Holder, then and in such event such Securities Payment shall be paid over and delivered forthwith to the Company.

          The provisions of this Section shall not apply to any Securities Payment with respect to which Section 1202 would be applicable.


SECTION 1205.  Payment Permitted If No Default.

          Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (1) the Company, at any time except during the pendency of any Proceeding referred to in Section 1202 or under the conditions described in Section 1203 or 1204, from making Securities Payments, or (2) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such Securities Payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Securities Payment would have been prohibited by the provisions of this Article.


SECTION 1206.  Subrogation to Rights of Holders of Senior
               Indebtedness.

          Subject to the payment in full of all amounts due or to become due on or in respect of Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.


SECTION 1207.  Provisions Solely to Define Relative Rights.

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (1) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities, and to make any repurchases of the Securities required by Article Thirteen hereof, the Securities as and when the same shall become due and payable in accordance with the terms hereof; or (2) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (3) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.


SECTION 1208.  Trustee to Effectuate Subordination and Payment
               Provisions.

          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination and payment provisions provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.


SECTION 1209.  No Waiver of Subordination Provisions.

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


SECTION 1210.  Notice to Trustee.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on, or amounts payable upon redemption or repurchase of, any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.


          Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to a Responsible Officer of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


SECTION 1211.  Reliance on Judicial Order or Certificate of
               Liquidating Agent.

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.


SECTION 1212.  Trustee Not Fiduciary for Holders of Senior
               Indebtedness.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article Twelve against the Trustee.


SECTION 1213.  Rights of Trustee as Holder of Senior
               Indebtedness; Preservation of Trustee's Rights.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.


SECTION 1214.  Article Applicable to Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1213 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.



                                ARTICLE THIRTEEN

          Repurchase of Securities at the Option of the
                         Holder Upon a Repurchase Event


SECTION 1301.  Right to Require Repurchase.

          In the event that a Repurchase Event (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities, or any portion of the principal amount thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") that is 60 calendar days after the date of the Company Notice (as defined in Section 1302), for cash at a purchase price (the "Repurchase Price")equal to 101% of the principal amount of the Securities to be purchased, together with accrued and unpaid interest to the Repurchase Date. Prior to the Repurchase Date, the Company shall pay in full all amounts outstanding under the Credit Agreements or obtain the consents of the lenders signatories thereto to the repurchase of Securities. Any failure by the Company to pay in full all amounts outstanding under the Credit Agreements or to obtain the consents of the lenders signatories thereto to the repurchase of Securities as described above, shall not excuse a default by the Company under this Article Thirteen. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article Four, unless a Repurchase Event shall have occurred prior to such discharge.


SECTION 1302.  Notices; Method of Exercising Repurchase Right,
               Etc.

          (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Securities, on or before the 30th calendar day after the occurrence of a Repurchase Event, the Company or, at the request (and expense) of the Company, the Trustee, shall mail to all Holders a notice (the "Company Notice") of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof.

          Each notice of a repurchase right shall state:

          (1)  the Repurchase Date,

          (2) the date by which the repurchase right must be exercised,

          (3)  the Repurchase Price, and

          (4) a description of the procedure which a Holder must follow to exercise a repurchase right.

          No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

          If any of the foregoing provisions are inconsistent with applicable law, such law shall govern.

          (b) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the close of business on the second Business Day prior to the Repurchase Date (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Securities with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company.
Such written notice shall be irrevocable.

          (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash to the Holder on the Repurchase Date, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Securities as to which the purchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to the terms and provisions of Article Three.

          (d) If any Security surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate borne by the Security until the principal of such Security shall have been paid or duly provided for.

          (e) Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

          (f) Prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Repurchase Price of the Securities that are to be repaid on the Repurchase Date.


SECTION 1303.  Definition of Repurchase Event.

          For purposes of this Article Thirteen, a "Repurchase Event" shall be a "Change of Control," which means any of the following: (1) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions; (2) stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; (3) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in any Person, including a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Person, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company; or (4) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.





          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              HEALTHSOUTH Rehabilitation
                                                                     Corporation



                              By /s/ ANTHONY J. TANNER
                                -------------------------------------


Attest:

/s/ AARON BEAM, JR.
- ---------------------------

                              NATIONSBANK OF GEORGIA, NATIONAL
                                       ASSOCIATION



                              By  /s/ ELIZABETH T. TALLEY

                                -------------------------------------
Attest:
/s/ SABRINA FULLER
- ---------------------------